DYNAMICS RESEARCH CORPORATION ACCEPTS
                       $27.5 MILLION FINANCING COMMITMENT

Andover, MA - February 3, 2000 - Dynamics Research Corporation (Nasdaq:DRCO) today announced that it has accepted a commitment for a three-year $20 million secured revolving credit agreement from Brown Brothers Harriman & Co. and People's Heritage Financial Group. The banks have also agreed to provide a $7.5 million six-month interim mortgage facility on the Company's real estate. The Company intends to replace the interim real estate financing with a long term mortgage within the next six months.

"This agreement, along with the expected permanent mortgage financing, will be used for general corporate purposes and to provide the resources necessary to support the Company's operations and growth over the next few years," said James P. Regan, president and chief executive officer. "We are pleased that Brown Brothers Harriman & Co. has decided to continue its long-standing banking relationship with DRC, and we look forward to an equally rewarding relationship with People's Heritage Financial Group."

The new agreement, expected to close in February 2000, will be used to refinance the $24.5 million due under the credit agreement between DRC and a consortium of banks, which expired January 31, 2000.

Dynamics Research Corporation develops and operates computer and communication-intensive information systems, provides a broad spectrum of engineering and management support services, and produces precision manufactured components for industrial measurement and control.

Safe harbor statements under the Private Securities Litigation
  Reform Act of 1995:

Information contained or implied in this news release which is forward-looking is subject to various factors that could cause actual results to differ materially including execution of definitive documents, availability of permanent mortgage financing, uncertainties regarding contractual requirements, actions by customers and actual costs to complete; federal budget matters; government contracting risks, competitive market conditions; customer requirements, schedules and related funding; technological change; uncertainty of future financing; overall economic factors and other matters discussed in the Company's filings with the SEC. These factors are discussed in more detail in the Company's most recent Annual Report on Form 10-K.